UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

Philadelphia Consolidated Holding Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22280	23-2202671
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-617-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Company’s insurance subsidiaries, Philadelphia Indemnity Insurance Company ("PIIC"), Philadelphia Insurance Company ("PIC"), Liberty American Insurance Company ("LAIC") and Liberty American Select Insurance Company ("LASIC"), have entered into Excess Catastrophe and Reinstatement Premium Protection ("RPP") reinsurance agreements either on May 31, 2007 or June 1, 2007, which are all effective for the period June 1, 2007 through May 31, 2008. The coverages purchased are described below.

PIIC and PIC have purchased excess catastrophe reinsurance coverage for $245 million of coverage in excess of a $10 million retention for catastrophe losses incurred. The coverage provided is as follows:

• First Excess Layer – $10 million of coverage in excess of $10 million;
• Second Excess Layer – $30 million of coverage in excess of $20 million;
• Third Excess Layer – $50 million of coverage in excess of $50 million;
• Fourth Excess Layer – $50 million of coverage in excess of $100 million;
• Fifth Excess Layer – $55 million of coverage in excess of $150 million; and
• Sixth Excess Layer – $50 million of coverage in excess of $205 million.

In addition, the Excess Catastrophe Reinsurance agreement provides for one full reinstatement of coverage at the same cost as the initial coverage. The participating reinsurers on this agreement, all at varying levels of participation, are as follows: Ace Tempest Reinsurance Ltd., Allied World Assurance Company Ltd., American Agricultural Insurance Company, Ariel Reinsurance Company Ltd., Aspen Insurance Limited (Bermuda), AXA Re (via Paris Re Bermuda Limited), Axis Specialty Limited, Everest Reinsurance Company, Flagstone Reinsurance Limited, General Reinsurance Corporation, Hannover Re (Bermuda) Ltd., Lloyds Syndicate 33 – Hiscox, Lloyds Syndicate 382 – Hardy, Lloyds Syndicate 727 – Meacock, Lloyds Syndicate 2003 – Catlin, Lloyds Syndicate 2007 – Novae, Montpelier Reinsurance Ltd., Motors Insurance Group, Partner Reinsurance Company Ltd., QBE Insurance Corporation, Swiss Reinsurance America Corporation, Transatlantic Reinsurance Company, Validus Reinsurance Ltd., and XL Re Ltd. The estimated cost for this coverage is $31.2 million, and will be adjusted based on the actual amount of subject earned premium, but not below the minimum cost for this coverage of $25.0 million.

PIIC and PIC have also entered into an RPP reinsurance agreement which provides coverage for reinstatement premium which PIIC and PIC become liable to pay as a result of losses occurring in the First ($10 million excess of $10 million) and Second ($30 million in excess of $20 million) Excess Layers of their Excess Catastrophe Reinsurance agreement. The participating reinsurers on this agreement, all at varying levels of participation, are as follows: Ariel Reinsurance Company Ltd., Axis Specialty Limited and Validus Reinsurance. The estimated cost for this coverage is $4.7 million, and will be adjusted based on the actual amount of premium on the First and Second Excess Layers of the Excess Catastrophe Reinsurance agreement.

LAIC and LASIC have purchased excess catastrophe reinsurance coverage for $123.7 million of coverage in excess of a $3.5 million retention for catastrophe losses incurred. This coverage includes reinsurance purchased from both the Florida Hurricane Catastrophe Fund ("FHCF") and through open market reinsurers, as described below.

• FHCF Coverage – Reimbursement contracts were entered into with the State Board of Administration of the State of Florida, which administers the FHCF. Execution of these contracts is a condition of LAIC and LASIC writing FHCF covered policies as determined in Section 215.555(2)(c) of Florida Statutes. LAIC and LASIC purchased coverage to 90% reimbursement. The cost and amount of coverage purchased is determined by the Florida legislature as well as by data submissions made by all companies who participate in the FHCF. Cost and coverage can change based on ultimate exposure submitted to the FHCF and any legislation enacted by the state of Florida. Based on current projections, the estimated cost is approximately $3.3 million to purchase coverage in the amount of $73.2 million (90% of $81.3 million) in excess of $16.0 million. FHCF coverage purchased by LAIC and LASIC includes both the mandatory FHCF coverage and the maximum-elective FHCF Temporary Increase in Coverage Limit ("TICL") Coverage Option.

• Open Market Coverage – LAIC and LASIC have purchased Florida only excess catastrophe reinsurance coverage in the open market for $50.5 million of coverage in excess of a $3.5 million retention for catastrophe losses incurred. The FHCF coverage purchased by LAIC and LASIC, as described in the paragragh above, inures to the benefit of this Florida only excess catastrophe reinsurance coverage. The Florida only excess catastrophe coverage provided is as follows:

o First Excess Layer – $4.2 million of coverage in excess of $3.5 million;
o Second Excess Layer – $8.3 million of coverage in excess of $7.7 million;
o Third Excess Layer – $8.0 million of coverage in excess of $16.0 million; and
o Fourth Excess Layer – $30.0 million of coverage in excess of $24.0 million;

In addition, the Florida Only Excess Catastrophe Reinsurance agreement provides for one full reinstatement at the same cost as the initial coverage. The participating reinsurers on this agreement, all at varying levels of participation, are as follows: Ariel Reinsurance Company Ltd., Aspen Insurance Limited (Bermuda), Catlin Insurance Company Limited (Bermuda), Everest Reinsurance Company, Flagstone Reinsurance Limited, Hannover Re (Bermuda) Ltd., Harbor Point Re Limited (Bermuda), Lloyds Syndicate 33 – Hiscox, Lloyds Syndicate 382 – Hardy, Lloyds Syndicate 566 – Limit, Lloyds Syndicate 2003 – Catlin, Lloyds Syndicate 2010 – Cathedral, Montpelier Reinsurance Ltd., New Castle Reinsurance Company Ltd., Renaissance Reinsurance Ltd., Swiss Reinsurance America Corporation, Transatlantic Reinsurance Company and XL Re Ltd. The estimated cost for this coverage is $9.9 million, and will be adjusted based on the total insured value of policies that include wind coverage that are in force as of September 30, 2007, but not below the minimum cost for this coverage of $7.9 million.

LAIC and LASIC have also entered into two RPP reinsurance agreements which provide coverage for any reinstatement premium which LAIC and LASIC become liable to pay as a result of losses occurring in the First, Second and Third Excess Layers of their Florida Only Excess Catastrophe Reinsurance agreement. The coverages provided by the RPP agreements are as follows:

• The first RPP agreement provides coverage for any reinstatement premium which LAIC and LASIC become liable to pay as a result of losses occurring in the First ($4.2 million excess of $3.5 million) and Second ($8.3 million excess of $7.7 million) Excess Layers of their Florida Only Excess Catastrophe Reinsurance agreement. Renaissance Reinsurance Ltd. is the sole reinsurer on this agreement. The estimated cost of this coverage is $2.5 million, and will be adjusted based on the actual amount of premium on the First and Second Excess Layers of the Florida Only Excess Catastrophe Reinsurance agreement.

• The second RPP agreement provides coverage for any reinstatement premium which LAIC and LASIC become liable to pay as a result of losses occurring in the Third Excess Layer ($8.0 million excess of $16.0 million) of their Florida Only Excess Catastrophe Reinsurance agreement. The participating reinsurers on this agreement, all at varying levels of participation, are as follows: Lloyds Syndicate 33 – Hiscox, Lloyds Syndicate 1414 – Ascot, Lloyds Syndicate 2003 – Catlin and Montpelier Reinsurance Ltd. The estimated cost for this coverage is $0.4 million, and will be adjusted based on the total insured value of policies that include wind coverage that LAIC and LASIC have in force as of September 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

June 5, 2007	By:	Craig P. Keller

Name: Craig P. Keller
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer